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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         The following list sets forth the name of the Registrant and each of its subsidiaries, the states or other jurisdictions under which they are organized, and the percentage ownership of the voting securities of each corporation by its immediate parent.

Name of Corporation and State                                                     Percentage of voting securities
    under which organized                                                            owned by immediate parent
------------------------------                                                    -------------------------------
F&M Bancorp (Md.)                                                                               --
         Farmers and Mechanics National
           Bank (U.S.)                                                                        100%
                Key Holdings, Inc. (Md.)                                                      100%
                    Monocacy Center Associates L.P. (VA)                                       60%
                Key Management, Inc (DE)                                                      100%





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